UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

McDERMOTT INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, par value $1.00 per share, of McDermott International, Inc. (the “MII Common Stock”); guaranty by McDermott International, Inc. of the price of the shares of the MII Common Stock (the “Guaranty”); and 7.5% notes of McDermott Incorporated (the “MI Notes”).

(2)	Aggregate number of securities to which transaction applies: 4.75 million shares of MII Common Stock; the Guaranty; and $92 million principal amount of MI Notes.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $30,068,000, $49,014,000 and $85,571,000, representing the present value of the MII Common Stock, the Guaranty and the MII Notes, respectively, proposed to be issued to an asbestos personal injury trust as described in the attached Preliminary Proxy Statement.

(4)	Proposed maximum aggregate value of transaction: $164,653,000

(5)	Total fee paid: $32,931

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

McDERMOTT INTERNATIONAL, INC.

1450 Poydras Street

P.O. Box 61961

New Orleans, Louisiana 70161-1961

Telephone Number: (504) 587-5400

AN IMPORTANT REMINDER!

December 2, 2003

Dear Stockholder:

We have previously mailed you proxy materials in connection with the upcoming special meeting of McDermott International, Inc. (“McDermott”) stockholders, which has been called to vote upon a resolution relating to the proposed settlement of the Chapter 11 proceedings involving The Babcock & Wilcox Company, a significant subsidiary of McDermott. The meeting is scheduled to be held on Wednesday, December 17, 2003 at 1:30 p.m. local time. According to our latest records, your proxy instructions for this meeting have not yet been received.

Our Board of Directors unanimously recommends that you vote FOR the adoption of the proposed resolution. Information regarding the proposed settlement, and the material details thereof, including the discussion of the risks associated with the proposed settlement, are included in the proxy materials previously sent to you, dated November 17, 2003. Please promptly take action to ensure that your McDermott shares are represented at the special meeting.

Your vote is very important, regardless of the number of McDermott shares you currently own. Since the time until the special meeting is short, we urge you to vote your shares today, by following either the telephone or internet voting instructions that are enclosed with this letter. Alternatively, you may vote by completing the enclosed Voting Instruction Form and returning it by mail in the enclosed prepaid return envelope. Acting now will help ensure that your proxy instructions are received in time for the meeting. Thank you for your prompt attention.

Please take note that your broker cannot vote your shares for you on this proposal without first receiving your specific voting instructions. Thank you for giving this important matter your prompt attention.

Sincerely,

/s/ Bruce W. Wilkinson

Bruce W. Wilkinson Chairman of the Board and Chief Executive Officer

An Electronic Solution for Reducing Paper Flow to your Home. We need your consent to begin the electronic process and help the environment too! You can enjoy the convenience of viewing annual reports, proxy statements and other shareholder communications on-line. With your consent, we can begin the notification process. The first step to this easy process is to provide us with your e-mail address after voting at www.proxyvote.com. You will be notified by e-mail when these materials are available on the Internet by following the easy directions below. Act Now! It’s fast and easy... This is all you have to do: Log onto the Internet at www.proxyvote.com Enter your Control Number found by your name on the enclosed Vote Instruction Form Vote your shares Enter your email address Enter a PIN (Personal Identification Number) of your choice-we suggest the last four digits of your Social Security Number WWW.PROXYVOTE.COM VOTING IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY TELEPHONE OR THE INTERNET IT’S QUICK, EASY AND IMMEDIATE! Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if your marked, signed and returned your Vote Instruction Form. VOTE BY PHONE VOTE BY INTERNET You will be asked to enter the Control Number found on the Vote Instruction Form. OPTION 1 Vote as the Board of Directors recommends on ALL Proposals. OPTION 2 Choose to vote on each item separately. Follow the easy instructions. CALL IN FROM A TOUCH-TONE TELEPHONE...TOLL-FREE NUMBER FOUND ON YOUR VOTE INSTRUCTION FORM LOG ON TO THE WORLD WIDE WEB... WWW.PROXYVOTE.COM Your vote is important. Thank you for voting.